UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018
GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter) Commission File Number: 001-34753

Delaware	27-2053069
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5964 La Place Court Carlsbad, California 92008
(Address of principal executive offices, including zip code)

760-448-4300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2018, GenMark Diagnostics, Inc. (the “Company”) entered into a sixth amendment (the “Amendment”) to its Loan and Security Agreement (the “Agreement”) with Solar Senior Capital Ltd. and the financial institutions that are or become parties to the Agreement as lenders (the “Lenders”).
Pursuant to the Amendment, GenMark and the Lenders agreed to extend the interest-only period in respect of amounts borrowed by the Company under the Agreement until January 1, 2020. The parties also agreed to extend the final maturity date on which all of the Company’s loans, debts, obligations and other liabilities under the Agreement become due until January 1, 2021 (the “Final Maturity Date”). In addition, the Amendment provides that outstanding principal and interest payments made by the Company to the Lenders between January 1, 2020 and the Final Maturity Date will be calculated on a 24-month amortization schedule, and that the Company will be required to make the final payment of all remaining outstanding principal and interest accrued thereon on the Final Maturity Date.
Pursuant to the terms of the Amendment, the Lenders agreed to reallocate the Company’s borrowings under the Agreement among the Lenders and one Lender (the “Former Lender”) was repaid in full their pro rata portion of the outstanding principal and interest borrowed by the Company under the Agreement. In connection with the Former Lender’s repayment, approximately $663,000 in additional principal was added to the Company’s borrowings pursuant to a new term loan made available under the Agreement (Term Loan D), which amount was immediately used to pay the pro rata portion of the final fee due to the Former Lender.
The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the text of such document, a copy of which will be filed in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), with portions omitted and filed separately with the SEC pursuant to a request for confidential treatment.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date:	October 4, 2018	/s/ Scott Mendel
Scott Mendel
Chief Financial Officer